UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2018
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Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
(Exact name of registrants as specified in its charter)
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Texas
Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Ross Avenue, Suite 3600 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 698-7893
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies  ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2018, Marc Redus resigned as a member of the Governing Trust Board (the "Board") of Life Partners Position Holder Trust ("Position Holder Trust"), the Life Partners Creditors' Trust Governing Trust Board and the Advisory Committee ("Advisory Committee") to the Life Partners IRA Holder Partnership, LLC ("IRA Partnership" or "Partnership"). Mr. Redus served in each of those capacities since his appointment by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division effective as of December 9, 2016. Mr. Redus' decision to resign from the Board and Advisory Committee did not involve any disagreement with the Position Holder Trust, the IRA Partnership, the trustee of Position Holder Trust, the manager of the IRA Partnership, the Board or the Advisory Committee.

Effective August 24, 2018, upon the unanimous vote of the remaining members of the Board, the Board appointed Brent Berry as a member of the Board, the Life Partners Creditors' Trust Governing Trust Board and the Advisory Committee. Mr. Berry will serve in each of those capacities until his death, incapacity, resignation or removal. The appointment of Mr. Berry was not pursuant to any arrangement or understanding between him and any other person.

Mr. Berry, age 56, is a real estate investor who purchases and leases residential properties. From 2015 to 2017, Mr. Berry performed financial consulting and operations work, including consulting work for TaxNetUSA.com. Mr. Berry operated Life Settlement Evaluators, a company that assisted investors in the revaluation of their IRA accounts, during the Life Partners bankruptcy until the business closed in February 2018. From 2007 to 2015, Mr. Berry exclusively managed his personal investment portfolio. From 1993 to 2007, Mr. Berry served as Vice President of Sales and Marketing for Tyler Technologies Court and Justice Division, a company formerly known as The Software Group. Mr. Berry assisted in growing Tyler from $2.4 million in new sales to $10 million in new sales in three years. Prior to Mr. Berry graduating from the University of Wisconsin with a Bachelor of Science degree in Business Management with concentration in Finance, Mr. Berry worked in various management positions within the restaurant industry including as General Manager, Multi-Unit Supervisor and District Manager.

Mr. Berry will be compensated in accordance with the Position Holder Trust's previously disclosed compensation program for members of the Board as described in Item 11 of the Annual Report on Form 10-K for the year ended December 31, 2017.

There are no related party transactions between the Position Holder Trust or the IRA Partnership and Mr. Berry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: September 7, 2018	By:	/s/ Eduardo S. Espinosa
Eduardo S. Espinosa
Trustee

LIFE PARTNERS IRA HOLDER PARTNERSHIP, LLC

Date: September 7, 2018	By:	/s/ Eduardo S. Espinosa
Eduardo S. Espinosa
Manager